EXHIBIT 10.9

                                   Term Sheet
                                      For
                                     Lease

      LEASE CATEGORIES        TERM/INFORMATION/DESCRIPTION
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Landlord                      Aetna Life Insurance Company

Tenant An entity that maintains during the term of the lease an investment grade credit rating ("IG Entity") or a single purpose entity provided that the lease is guaranteed by an IG Entity.

Building 151 Farmington Avenue, Hartford, CT 06156 - Tower Building, Conference & Training Annex office space.

Building Size                 To be determined, measured on rentable square
                              footage of the Demised Premises and of the Rogers
                              Building to establish pro rata share of operating expenses.

Demised Premises              The Demised Premises shall consist of total
                              rentable square footage of 481,729 rentable square feet ("RSF").

                              With the prior approval of Landlord, which shall not be unreasonably withheld, Tenant shall be permitted access to and use of the roof space for the Tower Building for such commercial communications equipment that is customary without additional charge and provided said communications equipment shall be restricted to the use of the Tenant and its affiliates. Installation, maintenance and repair of such equipment shall be done by a vendor previously approved by Landlord, such approval not to be unreasonably withheld, and after receipt of prior approval of specifications and scope of work to be completed, such approval not to be unreasonably withheld. Any vendor currently used by Landlord shall be deemed acceptable to Landlord. Landlord shall have the right to accompany at all times, at its discretion and expense, said vendor and/or Tenant at the time such work or ongoing maintenance is done on the roof space or the roof is accessed.

Building Use                  The Demised Premises shall be used for general
                              office, administration and related purposes only and for no other purpose whatsoever.

Term                          7 years

Rent Base rent of $23.00/RSF "full service." Tenant pays its proportionate share (based on RSF) of increases in operating expenses and real estate taxes over base year 2001 (fully assessed and fully occupied). Operating expenses shall not include items listed in Attachment 1.

Building Hours of Operations  7AM - 7PM Weekdays
                              8:00 AM - 12PM Saturdays
                              24/7 Access

Preparation of Premises       Tenant will assume on an "as is, where is basis,"
                              except that Landlord and Tenant shall each pay
                              50% of all costs of moving employees, systems
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                         Lease Term Sheet (continued)

      LEASE CATEGORIES        TERM/INFORMATION/DESCRIPTION
-------------------------------------------------------------------------------

                              furniture and desktop computer equipment to, from and within the Demised Premises in connection with the Distribution and the Merger. In any event, Landlord's consent to Tenant's preparations shall not be unreasonably withheld.

Condition of Premises         Tenant will assume on an "as is, where is basis".

Tenant Improvements           Any improvements made by tenant following
                              Distribution Date shall be at the tenant's expense.

Landlord's Services           Landlord shall provide the services described in
                              Attachment 2.

Parking                       Included in description of services.

Option to Renew               o Renewal term for a period to expire not later
                                than June 30, 2009. If Tenant exercises this renewal, then Tenant has two consecutive 5 year renewal terms for all of the Demised Premises. Failure of Tenant to exercise an earlier renewal option extinguishes subsequent ones set forth above.

                              o Market rate at time of renewal. Measure
                                determined by the parties using customary standards.

                              o At least 18 months notice (applicable to each
                                renewal term) but no more than 30 months notice.

Option for Additional Space   None

Option to Terminate           Landlord has the right to terminate each 5 year
                              renewal option by giving notice within 30 days after Tenant's renewal notice, provided Landlord does so for the purpose of occupying the Demised
                              Premises for its employees or the employees of its affiliates or subsidiaries.

Right of First Leasing        None

Signage Tenant shall have the right to install appropriate signage at Tenant's own cost, subject to Landlord's consent which shall not be unreasonably withheld, and further subject to compliance with all applicable laws, rules and regulations, and Tenant's receipt of all required municipal permits and approvals.

Extension Option              None (other than option to renew).

Holdover                      o If Tenant holds over after the expiration date,
                                the tenancy shall be month-to-month under the same Lease terms and conditions, except that the rental rate shall be 150% of the initial term rental rate.

                              o Increased rental is not exclusive of any other
                                remedy including, without limitation, eviction proceedings and damages claims.

                                                                         Page 2
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                         Lease Term Sheet (continued)

      LEASE CATEGORIES        TERM/INFORMATION/DESCRIPTION
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Miscellaneous                 o Access to Food Service - Shall be provided so
                                long as same is provided by Landlord to its employees. Purchase of food shall be at expense of Tenant and its employees and visitors.

                              o Access to Fitness Center - Shall be provided so
                                long as same is provided by Landlord to its employees. Use of Fitness Center shall be at expense of Tenant and its employees and visitors.

                              o ATM - Shall be provided so long as same is
                                provided by Landlord to its employees and provided under TSA.

                              o Sublease:
                                Tenant shall not have the right to sublet the Demised Premises or assign the lease to any party that engages in any business or line of commerce which directly competes with SpinCo. Tenant may sublet the Demised Premises or assign the lease to an affiliate of Tenant without Landlord's consent (provided the affiliates do not directly compete with SpinCo.). Tenant may sublet the Demised Premises or assign the lease to a party which is not an affiliate of Tenant (provided the sublessee or assignee does not directly compete with SpinCo.), only after obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Criteria that can be considered by Landlord in connection with consent shall include without limitation business reputation, and the type of business of the sublessee or assignee and, only in the context of an assignment, the financial condition of the assignee. No consent shall be necessary where Tenant enters into a merger, consolidation or other reorganization or where all or substantially all of Tenant's assets are acquired by another person (a "Control Transaction"). However, should either Landlord or Tenant enter into a Control Transaction with a party which directly competes with the other party or should either Landlord or Tenant enter into direct competition with the other party absent a Control Transaction, then the other party (either Landlord or Tenant as the case may be) shall have the right to terminate the lease upon 30 months' written notice.

                              o Non-Disturbance:
                                Landlord shall provide Tenant with a
                                non-disturbance agreement in form and substance acceptable to Tenant in its reasonable discretion from any present or future ground lessors, mortgage holders and other superior lien holders of the Building.


                                                                         Page 3
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                                                                   Attachment 1


                       EXCLUSIONS FROM OPERATING EXPENSES


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    Operating Costs shall not include: (1) expenses for repairs or other work occasioned by fire or other insured casualty, except a customary deductible;
(2) expenses incurred in connection with leasing and procuring new tenants; (3) interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease; (4) wages, salaries or other compensation paid to any executive employee of Landlord above the grade of manager; (5) the cost of any alteration, addition, change, replacement, improvement, repair or equipment, which, under generally accepted accounting principles consistently applied is properly classified as a capital expense, other than capital expenditures made by reason of legal requirements, insurance requirements (specifically excluding any such expenditures necessary to cure current non-compliance with existing laws or insurance requirements) or the protection of the health and safety of tenants in the Tower Building, or for the purpose of reducing expenses which would otherwise be included in Operating Costs, then such costs shall be included in Operating Costs in the year in which costs are incurred and in any subsequent years, on a straight-line basis, amortized over the useful life of such items, all in accordance with generally accepted accounting principles; (6) any leasehold improvements made in the Building; (7) attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants, or occupants of the Building; (8) costs relating to hazardous materials, except to the extent caused, installed, disposed of or released by Tenant; (9) costs relating to the breach of any warranty, representation or covenant of Landlord under this or any other lease; (10) all items and services for which Tenant is expressly required under this lease to pay to third persons; (11) brokerage commissions, advertising expenses and legal or other costs incurred in leasing, advertising for the building or other marketing or promotional activity specifically and primarily designed for marketing space in the Building, but excluding amenities for the common benefit of existing tenants in the Building; (12) any bad debt expense or bad debt reserve; (13) amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with, Landlord to the extent such amounts are in excess of market rates; (14) costs of complying with Landlord's obligations in delivering the Building to Tenant and Landlord's other tenants of the Building; (15) costs incurred in installing, operating or maintaining special facilities or items, or in performing special work for or furnishing special services to any tenant or occupant of the Building, including any work or other allowance to any tenant for its installation, whether at such tenant's or occupant's or Landlord's expense, to the extent that such special work or services are in excess of any work or services that Landlord is obligated to perform for or furnish to Tenant at no extra cost to Tenant; (16) depreciation;
(17) refinancing costs, and principal and interest payments; (18) legal fees, brokerage commissions and other transaction costs and expenses incurred by Landlord in connection with any transfer of its interest herein; (19) fines, penalties, interest, late charges and legal fees incurred by Landlord due to violations of legal requirements; (20) all fine art; and (21) Landlord's internal overhead expenses, including the cost of internal accounting and the cost of preparation of Landlord's income tax or information returns.

                                                                   Attachment 2


                            DESCRIPTION OF SERVICES


     (a) Landlord shall maintain, repair and replace, consistent with those levels of maintenance provided to the Rogers Building, and keep in good order and condition, all structural and non-structural portions of the Building, and all service systems for the same, including, without limitation:

          (i) the plumbing, sprinkler, heating, ventilating and air conditioning systems, building electrical and mechanical lines and equipment associated therewith, and elevators and boilers and all similar base building systems and equipment, all of which either are located in or serve the Building or the Common Areas;

          (ii) broken or damaged glass and damage by vandals;

          (iii) the exterior and interior structure of the Building and Common Areas including the roof, exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Building and the Common Areas;

          (iv) the exterior improvements to the land, including curbs, driveways, parking areas, sidewalks, lighting, exterior signs, ditches, shrubbery, landscaping and fencing.

     (b) Without limiting subparagraph (a) above, Landlord shall provide the following services and facilities. All such services and facilities to be provided at the same level, standard and rates as those provided to the building's current occupant to the extent such level, standard and rates are provided to Landlord's own personnel:

          (i) passenger and freight elevator service, toilet facilities and supplies, hot and cold water, sewage facilities, refrigerated drinking water and vermin extermination;

          (ii) heating and air conditioning in the Premises from 7:00 a.m. to 7:00 p.m. on Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturday ("Tenant's Regular Business Hours") as currently provided;

          (iii) heating and air conditioning for the Premises at times other than Tenant's Regular Business Hours, upon receipt of reasonable prior notice from Tenant, and provided Tenant pays Landlord's actual costs of providing same, as Additional Rent;

          (iv) access to the Premises by Tenant after Tenant's Regular Business Hours, twenty-four (24) hours per day, seven (7) days per week;

          (v) electricity plus all other public utilities (e.g., gas, water, sewer) used to specifically support the services described herein in Attachment 2 for Tenant's office uses, including, without limitation, lighting, vending machines, office machines, office equipment and computers;

          (vi) security for the Building;

          (vii) parking rights;

          (viii) cleaning and trash removal; and

          (ix) mail service.